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                         SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, DC 20549



                                      FORM 8-K



                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                 Date of Report (Date of earliest event reported):
                                 December 15, 1998



                         AFFILIATED COMPUTER SERVICES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                   024787                   51-0310342
      ---------------           ----------------         -------------------
      (STATE OR OTHER           (COMMISSION FILE            (IRS EMPLOYER
      JURISDICTION OF               NUMBER)              IDENTIFICATION NO.)
       INCORPORATION)



                             2828 North Haskell Avenue
                                Dallas, Texas 75221
                ----------------------------------------------------
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)



                Registrant's telephone number, including area code:
                                   (214) 841-6111

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On December 15, 1998, Affiliated Computer Services, Inc. ("ACS"), through its wholly-owned subsidiary ACS Acquisition Corporation, a Delaware corporation ("Purchaser"), completed the purchase of 8,704,238 shares of the common stock, par value $.10 per share (collectively, the "Shares"), of BRC Holdings, Inc., a Delaware corporation ("BRC"), pursuant to a tender offer by Purchaser to purchase 8,704,238 Shares at a purchase price of $19.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the Tender Offer Statement on Schedule 14D-1 filed with the Securities and Exchange Commission on October 23, 1998 (as amended, the "Schedule 14D-1"), which, together with all amendments or supplements thereto, constituted the "Offer." The number of Shares purchased in the Offer represented approximately 63% of the issued and outstanding Shares at the time of purchase, or no less than 51% of all the Shares that could be outstanding if all options were exercised. The Purchaser purchased the Shares in connection with that certain Agreement and Plan of Merger, dated as of October 19, 1998 among ACS, the Purchaser and BRC (the "Merger Agreement"), pursuant to which the Purchaser will be merged with and into BRC as contemplated in the Merger Agreement (the "Merger"). The Merger Agreement was filed as Exhibit 10 to the Schedule 14D-1. The Offer and Merger together are referred to herein as the "BRC Transaction."

     The total amount of funds used by the Purchaser to acquire the Shares tendered in the Offer was approximately $165.4 million. The Purchaser obtained the funds to consummate the Offer through capital contributions and advances made by ACS.

     ACS funded its capital contributions or advances to the Purchaser through the use of a combination of (i) internally generated funds and (ii) borrowings under its existing bank credit facility, a $200 million Restated Credit Agreement dated June 30, 1996, among ACS, Wells Fargo Bank (Texas) N.A., as Agent, Bank One, Texas, N.A., as Co-Agent, and the other lenders that are parties thereto, as amended.

     BRC is based in Dallas, Texas and provides specialized information technology services primarily to local governments and healthcare institutions through three wholly owned subsidiaries: Business Records Corporation, Inc., BRC Health Care, Inc. and The Pace Group. BRC's products and services can be classified into three major categories: information systems and services, government records management and consulting services. The BRC Transaction is accounted for using the purchase method of accounting.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          In accordance with paragraph (a)(4) of Item 7 of Form 8-K, the historical financial statements required in connection with the BRC Transaction are not included in this initial report but will be filed not later than 60 days after the date hereof.


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     (b)  PRO FORMA FINANCIAL INFORMATION

          In accordance with paragraph (b)(2) of Item 7 of Form 8-K, the pro forma financial information required in connection with the BRC Transaction are not included in this initial report but will be filed not later than 60 days after the date hereof.

     (c)  EXHIBITS

          2.1 Agreement and Plan of Merger, dated as of October 19, 1998, among Purchaser, ACS and BRC, incorporated herein by reference to
               Exhibit 10 to the Schedule 14D-1 filed by Purchaser and ACS on October 23, 1998. (Schedules to the Merger Agreement were omitted from the filing. The content of such Schedules is apparent from the references to them in the Merger Agreement.
               ACS and Purchaser commit to provide copies of the Schedules to the Securities and Exchange Commission upon request.)

          99.1 Press release dated December 15, 1998.
          99.2 Press release dated December 18, 1998.




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                                     SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated: December 30, 1998       AFFILIATED COMPUTER SERVICES, INC.

                                    By: /s/ Mark A. King
                                       -----------------------------------------
                                            Mark A. King
                                            EXECUTIVE VICE PRESIDENT AND
                                            CHIEF FINANCIAL OFFICER




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